EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                        OF NET EARNINGS (LOSS) PER SHARE
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                                                 SIX MONTHS             SIX MONTHS       SIX MONTHS           SIX MONTHS
                                                   ENDED                  ENDED            ENDED                ENDED
                                                  6/30/98                6/30/97         6/30/98              6/30/97
                                             --------------          --------------     -------------        ------------
NET EARNINGS/(LOSS)                          $   (656,000)       $    514,000       $   (325,000)        $    14,000
                                             ==============      =============      =============        ============
EARNINGS/(LOSS) PER SHARE - PRIMARY
Weighted Average Shares outstanding
  during the period                             5,458,366           5,542,978          5,458,366           5,542,978
                                             ==============      =============      =============        ============
Earnings/(Loss) per Common Share
Primary                                             ($.12)       $        .09              ($.06)        $         0
                                             ==============      =============      =============        ============
EARNINGS/(LOSS) PER SHARE - DILUTED
Weighted Average Shares outstanding
  during the period                             5,458,366           5,542,978          5,458,366           5,542,978

Common and Common Stock equivalent
  shares using the treasury stock method          283,182             192,192            242,912             194,091
                                             --------------      -------------      -------------        ------------
Total Shares Outstanding for purposes of
   calculating diluted earnings/(loss)          5,741,548           5,735,170          5,701,278           5,737,069
                                             ==============      =============      =============        ============
Earnings/(Loss) per Common and
  Common Equivalent Share - Diluted                 ($.12)              $.09               ($.06)                 $0
                                             ==============      =============      =============        ============
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